SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               FINISHMASTER, INC.
                (Name Of Registrant As Specified In Its Charter)

                               FINISHMASTER, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                               FinishMaster, Inc.
                          54 Monument Circle, Suite 600
                           Indianapolis, Indiana 46204
                                 (317) 237-3678

                    Notice of Annual Meeting of Shareholders
                             To Be Held May 10, 2001

To the Shareholders of FinishMaster, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of FinishMaster, Inc., an Indiana corporation (the "Company"), will be held at the Adam's Mark Hotel-Downtown, 120 West Market Street, Indianapolis, Indiana on Thursday, May 10, 2001, at 9:30 a.m., local time, for the following purposes, which are more completely set forth in the accompanying proxy statement.

     1. Election of Directors. To elect eight (8) Directors for the ensuing year.

     2. Other Business. To transact such other business as may properly come before the meeting.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 28, 2001. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

                                            By Order of the Board of Directors


                                            /s/ Andre B. Lacy
                                            Andre B. Lacy, Chairman of the Board
                                                 and Chief Executive Officer

Indianapolis, Indiana
April 6, 2001

                             Your vote is important.

It is important that the proxies be returned promptly. Therefore, whether or not you plan to be present in person at the annual meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.

                               FinishMaster, Inc.
                          54 Monument Circle, Suite 600
                           Indianapolis, Indiana 46204

                                 Proxy Statement

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of FinishMaster, Inc., an Indiana corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, on Thursday, May 10, 2001, at Adam's Mark Hotel-Downtown, 120 West Market Street, Indianapolis, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about April 6, 2001.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (Robert
R. Millard, 54 Monument Circle, Suite 600, Indianapolis, Indiana 46204) written notice of the shareholder's revocation at any time before the commencement of the meeting, (ii) submitting a duly executed proxy bearing a later date, or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     The purpose of this Annual Meeting of Shareholders shall be to (i) elect Directors and (ii) transact such other business as may properly come before the meeting.

                 Voting Securities And Principal Holders Thereof

     The Common Stock is the only voting stock of the Company. Holders of record at the close of business on March 28, 2001, are entitled to one (1) vote for each share of Common Stock held. As of March 1, 2001, there were 7,540,804 shares of the Company's Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Holders of Common Stock entitled to vote at the meeting do not have cumulative voting rights in respect of the election of Directors.

     In an election of Directors, each Director is elected by a plurality of the votes cast. Other actions are authorized if the number of votes cast in favor of an action exceeds the number of votes cast opposing the action. Proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors or in other matters to be considered.

Security Ownership By Principal Holders

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 1, 2001, by each person who is known to the Company to own 5% or more of its Common Stock:

                                            Number of Shares of
Name and Address of                            Common Stock
Beneficial Owner                            Beneficially Owned        % of Class
----------------                            ------------------        ----------
Lacy Distribution, Inc.(1)                      5,587,516 (1)            74.1%
   54 Monument Circle, Suite 800
   Indianapolis, Indiana   46204

Dimensional Fund Advisors Inc. (2)(3)             507,400 (2)             6.7%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California  90401

------------------
(1) Lacy Distribution, Inc., an Indiana corporation ("Distribution"), is a wholly-owned subsidiary of LDI, Ltd., an Indiana limited partnership ("LDI"). LDI has one general partner: LDI Management, Inc. ("LDIM"), its managing general partner, of which Andre B. Lacy is the sole shareholder. Distribution, LDI, LDIM and Andre B. Lacy have jointly filed a Schedule 13D to report beneficial ownership of the 5,587,516 shares held of record by Distribution. Andre B. Lacy, individually, owns an additional 50,000 shares of the Company's Common Stock and has 58,200 shares subject to options exercisable within 60 days.

(2) This information is based on Schedules 13D or 13G filed by the beneficial owner with the Securities and Exchange Commission. It does not reflect changes in those shareholdings which may have occurred since the dates of those filings.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described above that are owned by the Funds. All securities reported here are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

Security Ownership by Directors and Executive Officers

     The following table sets forth information as of March 1, 2001, with respect to the number and percentage of shares of Common Stock beneficially owned by (i) each Director, (ii) each executive officer, and (iii) all Directors and executive officers of the Company as a group.

                                                                    Amount and Nature
                                                                 of Beneficial Ownership
                                                                  of Common Stock as of
                                                                    March 1, 2001 (1)
                                                      ------------------------------------------
     Name of                       Director of          Sole Voting &            Shared Voting &       Percentage
Beneficial Owner (1)              Company Since       Investment Power          Investment Power        of Class
--------------------              -------------       ----------------      --------------------        --------
Directors:
Wesley N. Dearbaugh                   1999                 32,000 (2)                    --                  *
Margot L. Eccles                      1996                  1,000                  5,587,516 (3)         74.1%
Peter L. Frechette                    1996                 13,843 (4)                     --                 *
David W. Knall                        1998                 44,293 (4)                     --                 *
Andre B. Lacy                         1996                108,200 (5)              5,587,516 (3)         74.9%
Michael L. Smith                      1997                 17,343 (4)                     --                 *
Walter S. Wiseman                     1996                  8,843 (4)                    --                  *
Thomas U. Young                       1996                 73,300 (6)

Other Executive Officers:

Thomas E. Case
   Senior Vice President               ---                 15,000 (7)                     --                 *
J.A. Lacy
   Senior Vice President               ---                 17,000 (7)                     --                 *
Robert R. Millard
   Senior Vice President,
   Secretary, Treasurer &
   Chief Financial Officer             ---                 16,000 (7)                     --                 *
Roger A. Sorokin
   Senior Vice President               ---                 44,000 (8)                    --                  *
Charles R. Stephenson,
   Senior Vice President (9)           ---                 21,000 (10)                    --                 *
Charles VanSlaars
   Senior Vice President               ---                 17,000 (7)                   --                   *

All directors and executive
   officers as a group                 ---                428,822                  5,587,516 (2)         76.6%

--------------
* Beneficial ownership does not exceed one percent (1%).

(1) Based upon information furnished by the respective directors and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the directors or executive officers residing in their homes.

(2)    Includes 30,000 shares subject to option.

(3) Includes all 5,587,516 shares of Common Stock held directly by Distribution. Mr. Lacy is the sole shareholder and the Chairman, President and Chief Executive Officer of LDIM, the general partner of LDI, parent entity of Distribution, and he is the Chairman and Chief Executive Officer of Distribution. Ms. Eccles serves as a Director and as a Vice President of LDIM and as a Director and Vice President of Distribution. Due to their positions with LDIM and Distribution, Mr. Lacy and Ms. Eccles may be deemed to have voting and dispositive power with respect to these shares, and therefore to own such shares beneficially under applicable regulations.

(4)    Includes 7,606 shares subject to option.

(5)    Includes 58,200 shares subject to option.

(6)    Includes 72,000 shares subject to option.

(7)    Includes 15,000 shares subject to option.

(8)    Includes 44,000 shares subject to option.

(9)    Mr. Stephenson resigned from the Company effective January 31, 2001.

(10)   Includes 21,000 shares subject to option.


Director Nominees

     The following information is furnished concerning the Director nominees, all of whom have been nominated by the Board of Directors.

     Mr. Lacy (age 61) was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in July, 1996. Mr. Lacy is President, Chief Executive Officer and Chairman of the Board of Directors of LDIM, the corporate managing general partner of LDI. Mr. Lacy, individually, also serves as a general partner of LDI. Mr. Lacy serves as President, Chief Executive Officer and Chairman of the Board of Directors of Distribution. Except for his positions with the Company, Mr. Lacy has served in these capacities for more than the previous five years. Mr. Lacy also serves as a director of IPALCO Enterprises, Inc., Herff Jones, Inc., The National Bank of Indianapolis, and Patterson Dental Company. Mr. Lacy is the brother of Margot L. Eccles and the father of J.A. Lacy.

     Mr. Young (age 68) serves as Vice Chairman of the Board of Directors of the Company. From July 1996 until May 1999, Mr. Young served as President and Chief Operating Officer of the Company. From 1989 until May 1996, Mr. Young served as the Worldwide Director of the Refinish Business for E.I. duPont de Nemours and Company, Wilmington, Delaware.

     Ms. Eccles (age 65) has served as a Director of the Company since July, 1996. She is also a Director, Vice President and Secretary of LDIM and Distribution. Ms. Eccles is the sister of Andre B. Lacy and the aunt of J. A. Lacy.

     Mr. Frechette (age 63) has served as a Director of the Company since August, 1996. He has also served as Chairman of the Board, President, and Chief Executive Officer of Patterson Dental Company, a distributor of dental supplies and equipment based in St. Paul, Minnesota, for more than the past five years.

     Mr. Smith (age 52) has served as a Director of the Company since October, 1997. Mr. Smith was named Executive Vice President and Chief Financial Officer of Anthem, Inc., a Blue Cross Blue Shield licensee and provider of health care services, effective in April 1999, having served as a Senior Vice President of such organization since March 1998. Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a physician practice management company and wholly owned subsidiary of Anthem, Inc., from April 1996 to March 1998. Between January, 1996 and March, 1996, Mr. Smith served as President of Somerset Financial Services, an Indianapolis-based provider of financial services and a division of Somerset Group, Inc. Mr. Smith served as Chairman of the Board, President and Chief Executive Officer of Mayflower Group, Inc., an Indianapolis-based holding company with operations in the moving and storage and student transportation industries, between June, 1990 and March, 1995. Mr. Smith also serves as a Director of First Indiana Corporation.

     Mr. Wiseman (age 55) has served as a Director of the Company since July, 1996. Effective February 28, 1997, Mr. Wiseman retired as a Vice President of LDIM and as President of Major Video Concepts, Inc. ("MVC"), a wholesale distributor of videocassettes based in Indianapolis, Indiana, and a wholly-owned subsidiary of Distribution, having held such positions for more than the previous five years.

     Mr. Knall (age 56) has served as a Director of the Company since October 1998. Mr. Knall is a Senior Managing Director of McDonald Investments Inc., a regional investment banking, brokerage and investment advisory company. He has held that position since 1983. Mr. Knall first joined McDonald Investments, Inc. in 1969, and he became the manager of that firm's Indianapolis office in 1976. Mr. Knall is a member of the Indianapolis Society of Securities Analysts. He serves as a Director of Englehart, Regenstrief Institute and the Indianapolis Public Library Foundation. He is also a trustee of the Indianapolis Museum of Art, Wabash College and the Christian Theological Seminary.

     Mr. Dearbaugh (age 49) was named President, Chief Operating Officer and a Director of the Company in May, 1999. Prior to joining the Company, Mr. Dearbaugh was president of ATC Distribution Group, a division of ATC Corp., a distributor of transmission parts, since 1996. Prior to 1996, Mr. Dearbaugh was a principal with Cummins Southwest Inc., an independent distributor of Cummins diesel engines and parts.

     Except for Andre B. Lacy, J.A. Lacy and Ms. Eccles, no Director or nominee for Director is related to any other Director or nominee for Director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

     The directors will be elected upon receipt of a plurality of votes cast at the Annual Meeting.

                       Proposal I - Election of Directors

     The Company's Bylaws provide that the number of Directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Company. The Board of Directors currently consists of eight members. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees to the Board of Directors listed below under the caption "Director Nominees," to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. Proxies will be voted only to the extent of the number of nominees named. At this time, the Board of Directors knows of no reason why any nominee may not be able to serve as a Director if elected. Directors are elected to serve until the next Annual Meeting or until their successors are elected and qualified.

                Meetings and Committees of the Board of Directors

     The management of the Company is under the direction of the Board of Directors (the "Board"). During the year ended December 31, 2000, the Board met four times in addition to taking a number of actions by unanimous written consent. During such period, no incumbent Director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

     The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and an Independent Directors Committee. For the year ended December 31, 2000, Michael L. Smith (Chairman), Mr. Frechette, Mr. Knall and Mr. Wiseman were appointed to the Audit Committee. The Audit Committee met twice in the year ended December 31, 2000. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures.

     The Compensation Committee consisted of Mr. Wiseman (Chairman), Mr. Frechette, Mr. Knall and Mr. Smith. Mr. Frechette resigned from the Compensation Committee effective March 20, 2001. The Compensation Committee determines executive officer salaries and bonuses and administers the Company's stock option plan (acting as the Stock Option Committee) in addition to the Company's other benefit plans. The Compensation Committee met once during the year ended December 31, 2000.

     The Executive Committee has all authority of the Board of Directors during intervals between meetings of the Board subject to such limitations as may be imposed by law, by subsequent resolution of the Board or by the By-Laws. The members of the Executive Committee are Mr. Lacy (Chairman), Mr. Young and Mr. Dearbaugh. The Executive Committee met four times during the year ended December 31, 2000.

     The Independent Directors Committee considers issues in which LDI or its affiliates have a real or apparent conflict of interest with the Company. The Independent Directors Committee for the year ended December 31, 2000 consisted of Mr. Frechette (Chairman), Mr. Wiseman, Mr. Smith and Mr. Knall. The committee did not meet during the year ended December 31, 2000.

     The Board does not have a standing nominating committee.

                              Director Compensation

     Each non-employee Director is given an annual retainer of $19,000 in stock options pursuant to the FinishMaster, Inc. Stock Option Plan, priced as of the first trading day after the Annual Meeting of Shareholders each year. Each non-employee Director also receives $1,250 in Common Stock pursuant to the FinishMaster, Inc. Stock Option Plan, priced and issued as of the first trading day after each quarterly meeting of the Board of Directors. In addition, the non-employee Directors receive $1,000 in cash for each quarterly meeting attended, $750 in cash for each committee meeting attended and $250 for each meeting attended by telephone. All travel expenses for attendance at meetings are reimbursed.

     Directors of the Company who are employees of FinishMaster, Distribution, LDI, LDIM or their affiliates do not receive compensation for their services as Directors.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") certain reports regarding the ownership of the Company's securities or any changes in such ownership.
Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     There are specific due dates for these reports, and the Company is required to disclose in this Proxy Statement any failure to file by those dates during the last year. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with in prior years.

                       Remuneration of Executive Officers

     The following table summarizes, for the Company's last three completed years ended December 31, 2000, the compensation of the persons who served as Chief Executive Officer of the Company during the year ended December 31, 2000, and each of the four other most highly compensated executive officers of the Company who were serving as such at the end of such period and whose salary and bonus compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the most recent year (collectively, the "Named Executive Officers"). See "Certain Relationships and Related Transactions."

                           Summary Compensation Table

                          Annual Compensation                                        Long-Term
                                                                                    Compensation
                                                                                     Securities           All
                                 Fiscal                                              Underlying          Other
Name and Principal Position       Year          Salary                Bonus          Options (1)     Compensation
-----------------------------------------------------------------------------------------------------------------
Andre B. Lacy                     2000         $    --- (2)          $   ---           15,000              ---
   Chief Executive Officer        1999              --- (2)              ---              ---              ---
                                  1998              --- (2)              ---           72,000              ---
Thomas U. Young                   2000         $180,820              $84,983              ---              ---
   Vice Chairman                  1999          314,879               97,466              ---              ---
                                  1998          323,000 (3)              ---           72,000           73,000(3)
Wesley N. Dearbaugh               2000         $254,551              $62,240              ---           30,961(4)
   President & Chief              1999          129,808 (5)              ---           45,000           20,002(6)
   Operating Officer              1998              ---                  ---              ---              ---
Robert R. Millard                 2000         $174,852              $42,958              ---              ---
   Senior Vice President,         1999          171,864               75,000              ---              ---
   Secretary, Treasurer &         1998           39,231 (7)              ---           15,000              ---
   Chief Financial Officer
Thomas E. Case                    2000         $136,973              $42,503              ---              ---
   Senior Vice President          1999          135,000                6,750              ---              ---
                                  1998          135,000                  ---           15,000              ---

--------------------
(1) Represents the number of shares for which options were granted during the applicable fiscal year.

(2) Mr. Lacy serves as Chairman and Chief Executive Officer of the Company with no compensation other than the grant of stock options as determined by the Compensation Committee. See "Compensation Report on Executive Compensation."

(3) Represents sums paid by the Company to LDI AutoPaints, Inc. ("AutoPaints") for services provided to the Company by Mr. Young through June 30, 1998 at which time AutoPaints was merged with and into the Company. Represents sums paid by the Company to Distribution for services provided to the Company by Mr. Young after June 30, 1998. During 1998, the sum of salary and other annual compensation was invoiced periodically to the Company by AutoPaints and Distribution based on Mr. Young's 1998 salary and other employee fringe benefits.

(4) Represents sums paid by the Company for the sale of Mr. Dearbaugh's home relating to his relocation to Indiana.

(5)  Mr. Dearbaugh joined the Company in June of 1999.

(6)  Represents relocation expenses.

(7)  Mr. Millard joined the Company in October of 1998.

     The following table sets forth information related to options granted during the year ended December 31, 2000 to each of the Named Executive Officers to whom options have been granted.

                              Stock Options Granted in Year Ended December 31, 2000

                                      Individual Grants
                    --------------------------------------------------------
                                 % of Total                                            Potential Realizable Value
                                   Options                                             at Assumed Annual Rates
                    Securities   Granted to                                            of Stock Price Appreciation
                    Underlying  Employees in    Exercise or                                For Option Term
                      Options       Year        Base Price        Expiration      --------------------------------
Name                Granted (#)     2000          ($/Sh)             Date          5%($)(1)             10%($)(1)
--------------      ----------- ------------    -----------       ----------      ----------           -----------
Andre B. Lacy          15,000       18.8%         $7.188            3/31/10       $67,830.00           $171,780.00

-------------------
(1) These gains are based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon the future performance of the shares and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

     The following table sets forth certain information regarding the total number of stock options held by each of the Named Executive Officers, and the aggregate value of such stock options, as of December 31, 2000. None of such stock options had been exercised as of such date.

         Aggregated Option Exercises in the Year Ended December 31, 2000
                           and Year-End Option Values

                                                           Number of Securities
                                                          Underlying Unexercised          Value of In-the-Money
                                                            Options at the Year           Unexercised Options
                                                                Ended                      at the Year ended
                             Shares                         December 31, 2000             December 31, 2000 ($)
                           Acquired on      Value      ---------------------------      ---------------------------
Name                      Exercise (#)  Realized ($)   Exercisable   Unexercisable      Exercisable   Unexercisable
----                      ------------  ------------   -----------   -------------      -----------   -------------
Andre B. Lacy                  ---          ---          58,200         28,800          $     (1)      $      (1)
Thomas U. Young                ---          ---          72,000            -0-          $     (1)      $      (1)
Wesley N. Dearbaugh            ---          ---          30,000         15,000          $     (1)      $      (1)
Robert R. Millard              ---          ---          15,000            -0-          $     (1)      $      (1)
Thomas E. Case                 ---          ---          15,000            -0-          $     (1)      $      (1)

----------------
(1) Since the fair market value of the shares subject to option was not greater than the exercise price of the options at December 31, 2000, such options were not "in the money."

(2) The closing price for the shares on December 29, 2000 (the last trading day before the end of the year) was $5.625.


           Compensation Committee Interlocks and Insider Participation

     Mr. Lacy, the Company's Chief Executive Officer, is a member of the Compensation Committee of Patterson Dental Company. Mr. Frechette, who is a Director and was a member of the Company's Compensation Committee, is the Chief Executive Officer of Patterson Dental Company. Mr. Frechette resigned from the Company's Compensation Committee effective March 20, 2001.


             Compensation Committee Report on Executive Compensation

Overview and Philosophy

     The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

          o    Support the achievement of desired Company performance.

          o Provide compensation that will attract and retain superior talent and reward performance.

          o Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level where, in its judgment, external or internal circumstances warrant it.

Executive Officer Compensation Program

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

     Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

     The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives based on the Company's ability to meet or exceed a target return on investment. Specific individual performance is also taken into account in determining bonuses.

Stock Option Program

     The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

     The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options that do not qualify for such treatment. The Stock Option Plan authorizes a committee of directors to award stock options to executives and key employees. The Compensation Committee functions as the Stock Option Plan committee. Stock options are granted at an option price no less than the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Compensation Committee. A total of 750,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan.

Deferred Compensation

     The Company's employees participate in the FinishMaster, Inc. 401(k) Employees Savings Plan. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution on the first 6% of employee contributions on a tiered formula based on years of eligibility (first year - 10%, second year
- 15%, third year - 20%, fourth year and beyond - 25%). For employees who were participating in the 401(k) plan on December 31, 1998, the Company will make a matching contribution of the employees' contributions of up to 6% of their annual compensation. The Company may also make a discretionary profit-sharing contribution in the proportion the participant's compensation bears to all eligible plan compensation. Contributions must be made from current or retained earnings of the Company and are contributed in cash. All full- time employees of the Company or its subsidiary who have completed 90 days of service are eligible to participate in the plan. Participants are immediately 100% vested in all participant contributions and vest 25% per year over five years with respect to company match and discretionary profit-sharing contributions. The plan does not contain an established termination date, and it is not anticipated that it will be terminated at any time in the foreseeable future.

     Instead of participating in the 401(k) plan, the Company's executive officers may elect to participate in the FinishMaster, Inc. Deferred Compensation Plan. Like the 401(k) Plan, the Deferred Compensation Plan allows executive officers to defer a portion of their annual compensation. However, under the Deferred Compensation Plan, executive officers may defer amounts in excess of the amounts permitted to be deferred under the 401(k) Plan. The vesting schedule, as well as the Company's obligations to make matching contributions and its option to make discretionary contributions are the same as under the 401(k) Plan.

Special Prerequisites

     The executive officers receive supplemental life insurance (in an amount equal to their annual salaries) and supplemental medical reimbursement up to certain limits ranging from $750 to $2,500 depending on the employee and the number of dependents. In addition, executive officers are reimbursed for their costs for an annual physical and receive up to a maximum of five weeks paid vacation. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for the year ended December 31, 2000.

Benefits

     The Company provides medical, dental, life insurance and flexible spending benefits to the executive officers that are generally available to Company employees.

Chief Executive Officer

     Andre B. Lacy served as the Company's Chief Executive Officer for year ended December 31, 2000, having first been named to such position in July, 1996. Mr. Lacy did not receive any monetary compensation from the Company for the year ended December 31, 2000 for his services as a Director and the Chief Executive Officer of the Company. Mr. Lacy was granted options to purchase 15,000 shares of Common Stock to compensate him for his valuable leadership of the Company, in particular his vision in planning and implementing marketplace strategies for the Company.

     The Compensation Committee of the Company as of the year ended December 31, 2000:

                               Peter L. Frechette
                                 David W. Knall
                                Michael L. Smith
                           Walter S. Wiseman, Chairman


                          Comparative Stock Performance

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning January 1, 1996 and ending December 31, 2000, with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (1) and the Nasdaq Index of Non-Financial Companies (2) over the same period, assuming the investment of $100 in the Company's Common Stock, the Nasdaq U.S. Index and the Nasdaq Non-Financial Index on January 1, 1996, and reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                                [graph omitted]


                           12/95   3/96       6/96     9/96      12/96      3/97     6/97      9/97     12/97     3/98       6/98
                           -----   ----       ----     ----      -----      ----     ----      ----     -----     ----       ----
Nasdaq - U.S.            100.000  104.683   113.208   117.256   123.036   116.356   137.679   160.961  150.693   176.360    181.227
Nasdaq - Non Financial   100.000  105.035   114.281   117.175   121.476   113.279   134.267   157.254  142.197   169.917    175.200
FinishMaster, Inc.       100.000   88.462    84.615    71.154    55.769    62.500    67.308    57.692   90.385    72.115     80.769

                          9/98     12/98     3/99      6/99      9/99      12/99     3/00      6/00      9/00    12/00
                          ----     -----     ----      ----      ----      -----     ----      ----      ----    -----
Nasdaq - U.S.            163.533  212.509   238.327   260.712   267.204   394.942   443.301   385.428  354.697   237.676
Nasdaq - Non Financial   157.879  208.727   237.427   259.418   269.098   408.734   464.198   400.515  365.870   238.523
FinishMaster, Inc.        44.715   53.846    47.115    46.638    50.000    61.062    61.538    46.638   53.846    43.269

(1) The CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) is composed of all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market.

(2)    Nasdaq index of non-financial companies.


                 Certain Relationships and Related Transactions

         In connection with the acquisition of Thompson PBE, Inc., the Company entered into a subordinated note agreement with LDI dated November 19, 1997, pursuant to which LDI loaned the Company $30 million on an unsecured basis. The obligation bears interest at a rate of 9%, with interest payable quarterly and with principal due on May 19, 2004. In December, 1999, LDI sold $10.15 million of the Subordinated Note to two unaffiliated trusts. On or about March 29, 2001, the Company expects to enter into a new senior secured credit facility with a syndicate of banks. Concurrent with the funding of the senior secured credit facility, the Company will repay its obligations to LDI and enter into a new $19,850,000 senior subordinated note with LDI. The new senior subordinated note will be subordinated to the bank credit facility, will mature in March 2007, and will bear interest at a rate of 12%, payable quarterly. The Company expects to pay an origination fee to LDI of approximately $198,500 for the senior subordinated note. Prior to entering into the senior subordinated note, the Independent Directors Committee will have approved the terms of the senior subordinated note and the fees payable with respect to the senior subordinated note.

     The Company leases its administrative headquarters in Indianapolis, Indiana from LDI. In the year ended December 31, 2000, the Company made lease and repair and maintenance payments to LDI for this space of $202,000. The Independent Directors Committee has reviewed the terms of the lease, completed an analysis of comparable market rates and has determined that such lease terms are fair to the Company. The Board of Directors has also considered the terms of the lease and believes that the terms of the lease are at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party.

     The Company reimburses LDI for the cost of insurance and certain other expenses. Those expenses amounted to $183,000 for the year ended December 31, 2000. The Company believes the price paid for those reimbursements is fair to the Company.

                  Audit Committee Report, Charter, Independence

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has received written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, which relates to the auditors' independence from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company. The Audit Committee has considered whether the provision of services by the auditors, other than audit services and review of Forms 10-Q, is compatible with maintaining the auditors' independence.

     Based on the review and discussions of the Company's audited financial statements with management and discussion with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     This report respectfully submitted by the Audit Committee of the Company's Board of Directors:

                               Peter L. Frechette
                                 David W. Knall
                                Walter S. Wiseman
                           Michael L. Smith, Chairman

Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A.

Audit Committee Independence

     The Board of Directors has determined that Mr. Knall, Mr. Wiseman, and Mr. Smith all meet the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. Peter Frechette is also a member of the Audit Committee. The Board of Directors determined that Mr. Frechette did not meet the requirements for independence at the time of his appointment to the Audit Committee, because Mr. Lacy, the Company's Chief Executive Officer, is a member of the compensation committee of Patterson Dental Company, of which Mr. Frechette is President and Chief Executive Officer. Despite Mr. Frechette's failure to meet the definition of independence, the Board of Directors believes that his expertise in financial matters makes his appointment to the Audit Committee required by the best interest of the Company and its shareholders.

                                   Accountants

     PricewaterhouseCoopers LLP has served as auditors for the Company for the year ended December 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires. Such representative will also be available to respond to any appropriate questions shareholders may have. The Board of Directors of the Company has not yet completed the process of selecting an independent public accounting firm to audit its books, records and accounts for the fiscal year ending December 31, 2001.

Auditor Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000 were $266,800.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for professional services rendered by the auditors relating to financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed for services rendered by the auditors, other than fees disclosed above, during the fiscal year ended December 31, 2000 were $45,697.

                        Vote Required to Approve Matters

     A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for the meeting.

     The election of each Director requires a plurality of the votes cast. Votes withheld will be deemed not to have been cast. Other actions are authorized if the number of votes cast in favor of an action exceed the number of votes cast opposing the action.

     Abstentions, "broker non-votes" (i.e., where brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and votes withheld will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors or in any other matters to be considered.

                              Shareholder Proposals

     Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the next annual meeting, shareholder proposals must be received at the Company's principal office, 54 Monument Circle, Suite 600, Indianapolis, Indiana 46204, Attention: Secretary, no later than 120 days in advance of April 6, 2002, and must otherwise comply with the requirements of Rule 14a-8.

     In addition, if a shareholder intends to present a proposal at the next annual meeting of shareholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by February 20, 2002, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

                                  Other Matters

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, Directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                            By Order of the Board of Directors


                                            /s/ Andre B. Lacy
                                            Andre B. Lacy, Chairman of the Board
                                                 and Chief Executive Officer

                                                                       Exhibit A

                               FinishMaster, Inc.

            Charter of the Audit Committee of the Board of Directors

I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

          o    Monitor  the   independence  and  performance  of  the  Company's
               independent auditors.

          o    Provide  an  avenue  of   communication   among  the  independent
               auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Company's annual audited financial statements prior to filing or distribution. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS
              61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors in accordance with Independence Standards Board Statement No. 1, all significant relationships they have with the Company that could impair the auditors' independence.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

         Legal Compliance

         11. On at least an annual basis, review any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         12. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 REVOCABLE PROXY
                               FINISHMASTER, INC.
                         Annual Meeting of Shareholders
                                  May 10, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint Andre B. Lacy, with full powers of substitution, to act as the attorney and proxy for the undersigned to vote all shares of capital stock of FinishMaster, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Adam's Mark Hotel - Downtown, 120 West Market Street, Indianapolis, Indiana, on Thursday, May 10, 2001 at 9:30 A.M., local time, and at any and all adjournments thereof, as follows on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
  SIDE                                                                 SIDE

[X]  Please mark votes
     as in this example

          The Board of Directors recommends a vote "FOR" the listed proposition.

1. The election as directors of all nominees listed below for a one year term expiring at the next annual meeting, except as marked to the contrary.
     Nominees: (01) Andre B. Lacy, (02) Thomas U. Young, (03) Wesley N. Dearbaugh, (04) Margot L. Eccles, (05) Walter S. Wiseman, (06) Peter L. Frechette, (07) Michael L. Smith and (08) David W. Knall

FOR ALL  [ ]                 [ ]  WITHHELD
NOMINEES                          FROM ALL
                                  NOMINEES

[ ]------------------------------------
For all nominees except as noted above


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or an adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

This Proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of the proxy, of a notice of the annual meeting, a proxy statement, an annual Report on Form 10-K, and an investment Brief of Shareholders.

Please sign as your name appears on this care. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



Signature:__________________________       Date:___________


Signature:__________________________       Date:___________